                                                                     EXHIBIT 11

                     AMERICAN SAFETY INSURANCE GROUP, LTD.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                 YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
               AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                     DECEMBER 31,             SEPTEMBER 30,
                            ------------------------------ -------------------
                               1994      1995      1996      1996      1997
                            ---------- --------- --------- --------- ---------
Outstanding shares.........  2,882,000 2,872,830 2,872,830 2,872,830 2,872,830
Add-back of option
 shares(1) and shares
 issued at prices below the
 assumed IPO price of
 $12.00 within 1 year of
 the IPO...................    101,303   101,303   101,303   101,303   101,303
                            ---------- --------- --------- --------- ---------
Number of total shares
 outstanding...............  2,983,303 2,974,133 2,974,133 2,974,133 2,974,133
                            ---------- --------- --------- --------- ---------
Weighted average number of
 shares and share
 equivalents outstanding...  2,983,303 2,974,133 2,974,133 2,974,133 2,974,133
                            ---------- --------- --------- --------- ---------
Net earnings............... $1,617,788 3,179,945 2,917,735 2,054,764 2,222,291
                            ========== ========= ========= ========= =========
Net earnings per share..... $     0.54      1.07      0.98      0.69      0.75
                            ========== ========= ========= ========= =========

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(1) As all of the Company's options were issued within a one-year period of the offering, in accordance with Staff Accounting Bulletin Topic 4D, the option shares have been treated as being outstanding for all reported periods under the application of the treasury stock method at an assumed initial public offering price of $12.00 per share.